Exhibit 10.18

Contract for Loan of Circulating Fund

No.: [*]

Borrower: Zhongjing Pop (Guangzhou) Culture Media Co., Ltd.

Unified Social Credit Code: [*]

Legal representative/person in charge: Huang Zhuoqin

Domicile: Room 1101, No. 156, Nanzhou Road, Haizhu District, Guangzhou

Postcode: 510200

Account opening financial institution and account number: Bank of China Guangzhou Panyu Luoxi Sub-branch [*]

Tel:[*] Tax:/

Lender: Bank of China Co., Ltd. Guangzhou Panyu Sub-branch

Legal representative/person in charge: Xu Jianye

Address: No. 338, Qinghe East Road, Qiao Town, Panyu City

Postcode: 511400

Tel：[*] Tax: [*]

Article 1 Loan amount

Loan currency: RMB.

Loan amount: (Uppercase) Three Million yuan;

         (Lower case) ¥3,000,000.00.

Article 2 Loan period

Loan period: 36 months, counted from the actual withdrawal date; if it is an installment withdrawal, counts from the first actual withdrawal date.

The borrower shall withdraw the payment strictly in accordance with the agreed withdrawal time. If the actual withdrawal day is later than the agreed withdrawal time, the borrower shall still repay the payment according to the repayment time agreed in this contract.

Article 3 Purpose of Loan

Loan purpose: used to supplement daily operating liquidity, pay wages, etc.

Without the written consent of the lender, the borrower shall not change the purpose of the loan, including but not limited to the borrower shall not use the loan for investment in fixed assets, equity, etc., and shall not use it in any areas and uses prohibited by the state from production and operation according to laws and regulations. It shall not be used for on-lending or purchase of other financial products for arbitrage, and other purposes for which bank loans are prohibited.

Article 4 Borrowing interest rate and interest calculation and settlement

1.	Loan interest ratio

The borrowing interest rate is a floating rate, with the actual withdrawal date (or the first actual withdrawal date in case of partial withdrawal) as the starting date, and the floating period is every 12 months, which is repriced once. The repricing date is the first day of the next floating period, that is, the starting date is the corresponding day of the repricing month, and if there is no corresponding day in that month, it is the last day of that month.

For each withdrawal:

Floating interest rate of RMB loan (based on the quoted loan market interest rate of the National Interbank Funding Center)

A. The interest rate of the first period (from the actual withdrawal date to the expiration date of the floating period) is the latest quoted market interest rate of one-year loan announced by the National Interbank Funding Center on the working day before the actual withdrawal date, which is -5.0 basis points;

B. On the re-pricing date, together with other sub-drawings, re-pricing will be made at the market quoted interest rate for one-year loans published by the National Interbank Funding Center on the working day prior to the re-pricing date, i.e. -5.0 basis points, which will be the applicable interest rate for the floating period.

2.	Calculation of interest

The interest shall be calculated from the actual withdrawal date of the borrower, and shall be calculated according to the actual withdrawal amount and the number of days.

Interest calculation formula: interest = principal × actual days × daily interest rate.

The calculation base of daily interest rate is 360 days in a year, and the conversion formula is: daily interest rate = annual interest rate/360.

3.	Interest settlement method

The Borrower shall settle the interest in accordance with the (1) method as follows:

(1) The interest shall be settled on a quarterly basis. The 20th day of the last month of each quarter shall be the interest settlement date, and the 21st day shall be the interest payment date.

(2) The interest shall be settled on a monthly basis, with the 20th day of each month as the interest settlement date and the 21st day as the interest payment date.

If the last repayment date of the loan principal is not on the interest payment date, the last repayment date of the loan principal is the interest payment date, and the Borrower shall pay all the payable interests.

4.	Default interest

(1) If the loan is used beyond the time limit or not according to the purpose stipulated in the contract, from the date of overdue or misappropriation, the penalty interest rate stipulated in this paragraph shall be calculated and collected for the overdue or misappropriation part until the principal and interest are paid off.

For loans that are both overdue and misappropriated, penalty interest shall be calculated and collected at a higher penalty interest rate.

(2) For the interest and penalty interest that cannot be paid by the Borrower on schedule, compound interest shall be calculated and collected according to the penalty interest rate agreed in this paragraph in the interest settlement method agreed in paragraph 3 of this article.

(3) Penalty interest ratio

Default interest rate on floating rate loan

A. From the date of overdue or misappropriation, the floating period agreed in paragraph 1 of this article shall be fluctuated. The default interest re-pricing date is the corresponding day of the overdue or misappropriated date in the re-pricing month. If there is no corresponding day in the month, the last day of the month is the default interest re-pricing date.

B. The default interest rate of overdue loan is 50% higher than the base interest rate of default interest determined in Item C of this Article, and the default interest rate of misappropriated loan is 100% higher than the base interest rate.

C. The basic interest rate of the penalty interest in the first floating period shall be the loan interest rate actually implemented in the current period when the loan is overdue or misappropriated. The basic interest rate of the penalty interest in the next floating period after each floating period expires shall be re-priced in accordance with the method agreed in Paragraph 1 of this Article on the re-pricing dates

Article 5 Withdrawal conditions

The borrower must meet the following conditions for withdrawal:

1.	The Contract and its appendixes have come into force;

2.	The Borrower has provided guarantee as required by the Lender, and the guarantee contract has come into effect and the legal approval, registration or filing formalities have been completed;

3.	The Borrower has reserved for the Lender the Borrower's documents, receipts, seals, personnel list and signature sample related to the conclusion and performance of the Contract, and filled out the relevant vouchers;
4.	The Borrower has opened the account necessary for the performance of the Contract as required by the Lender;

5.	Five (5) banking days prior to the withdrawal, submit a written withdrawal application and relevant certificates of the purpose of the loan to the Lender, and handle relevant withdrawal procedures;

6.	The Borrower has submitted to the Lender the resolution and power of attorney of the Board of Directors or other competent departments agreeing to sign and perform the Contract; and

7.	Other conditions for withdrawal stipulated by laws and agreed by both parties.

If the above conditions for withdrawal are not met, the Lender has the right to reject the Borrower's application for withdrawal, except that the Lender agrees to lend money.

Article 6 Time and Method of Drawing

1.	The Borrower shall draw money according to the following (2):

(1) Withdrawal in/a lump sum.

(2) Withdraw the loan within 90 days from the effective date of the contract.

(3) Withdrawal by installments according to the following time:

Withdrawal Time	Withdrawal Amount
/	/

2.	The Lender has the right to reject the Borrower's withdrawal application for the unused part beyond the above time.

Article 7 Payment of Loan Fund

1.	Loan Issuance Account

The Borrower shall open the following account at the Lender as the loan release account, and the loan release and payment shall be handled through this account.

Account Name: Zhongjing Pop (Guangzhou) Culture Media Co., Ltd.

Account Number: [*]

2.	Payment method of loan fund

(1)	The payment method of the borrowed funds shall be implemented in accordance with the laws and regulations, regulatory provisions and the agreement of the Contract. The payment method of the borrowed funds for a single withdrawal shall be confirmed in the withdrawal application. If the Lender considers that the payment method selected in the withdrawal application does not meet the requirements, it shall have the right to change the payment method or stop the issuance and payment of the loaned funds.

(2)	The entrusted payment of the Lender means that the Lender pays the loan funds to the Borrower's counterparty for the purpose specified in the Contract according to the Borrower's withdrawal application and payment entrustment. In accordance with the relevant regulations of the CBRC and the internal management regulations of the lender, the payment of loan funds meeting one of the following conditions shall adopt the entrusted payment method of the lender:

A.	The lender establishes a new credit business relationship with the borrower, and the credit rating of the borrower does not meet the internal requirements of the lender;

B.	When the withdrawal application is made, the payment object is clear (with a clear account and account name) and the single amount exceeds 10 million yuan (not included, foreign currency is converted according to the actual withdrawal date/exchange rate)

C.	Other circumstances specified by the Lender or agreed with the Borrower:/.

(3)	The borrower pays independently, that is, after the lender releases the loan funds to the borrower's account according to the withdrawal application of the borrower, the borrower pays independently to the borrower's counterparty who meets the purpose stipulated in the contract. Except for the circumstance that the entrusted payment method of the Lender shall be adopted as agreed in the preceding paragraph, the payment method of other loan funds shall be the independent payment of the Borrower.

(4)	Change of payment method. After the application for withdrawal is submitted, if the conditions of external payment and credit rating of the borrower change, and the loan funds independently paid meet the agreed conditions of paragraph 2 (2) of this article, the payment method of loan funds shall be changed. In case of any change in the payment amount, payment object and purpose of the loan under the changed payment method or entrusted payment method, the Borrower shall provide the Lender with a written explanation on the change application, and re-submit the withdrawal application and relevant transaction materials certifying the purpose of the fund.

3.	Specific requirements for entrusted payment of loan funds

(1)	Payment Commission. If the entrusted payment conditions of the Lender are met, the Borrower shall have clear payment entrustment in the Withdrawal Application, that is, authorize and entrust the Lender to transfer the loan funds into the designated account of the Borrower, and then directly pay the loan funds to the account of the counterparty designated by the Borrower for the purpose specified in this Contract, and shall provide the name of the receiving counterparty, the account of counterparty, Payment amount and other necessary payment information.

(2)	provision of transaction information. If the entrusted payment conditions of the Lender are met, the Borrower shall provide the Lender with the information of its loan account, counterparty account and the certification materials proving that the withdrawal is in line with the purpose agreed in the Loan Contract. The Borrower shall guarantee that all information provided to the Lender is true, complete and valid.If the entrusted payment obligation of the Lender is not fulfilled timely due to the untrue, inaccurate and incomplete transaction information provided by the Borrower, the Lender shall not assume any responsibility, and the repayment obligation of the Borrower under this Contract shall not be affected.

(3)	Performance of entrusted payment obligation of the lender

A.	In case of entrusted payment by the Lender, after the Borrower submits the payment entrustment and relevant transaction materials, the Lender shall pay the loan funds to the Borrower's counterparty through the Borrower's account after approval.

B.	If the Lender finds that the usage certification materials and other relevant transaction materials provided by the Borrower do not conform to the provisions of this Contract or have other defects after examination, the Lender shall have the right to require the Borrower to supplement, replace, explain or re-submit relevant materials, and shall have the right to refuse the release and payment of relevant funds before the Borrower submits relevant transaction materials deemed qualified by the Lender.

C.	In case of refund from the opening bank of the counterparty's account, resulting in the Lender's failure to timely pay the borrowed funds to the counterparty according to the payment commission of the Borrower, the Lender shall not bear any responsibility, and the repayment obligations of the Borrower under this Contract shall not be affected. The Borrower hereby authorizes the Lender to freeze the funds returned by the opening bank of the counterparty account. In this case, the borrower shall re-submit the relevant transaction materials such as payment commission and use certification materials.

(4)	The Borrower shall not evade the entrusted payment of the Lender by means of breaking up the whole into parts.

4.	After the issuance of the loan funds, the Borrower shall timely provide the records and materials for the use of the loan funds according to the requirements of the Lender, including but not limited to the vouchers for the use of funds, purchase and sale contracts, etc.

5.	In case of any of the following circumstances, the Lender has the right to re-determine the conditions for the issuance and payment of the loan or stop the issuance and payment of the loan funds:

(1)	The Borrower violates the Contract and avoids the entrusted payment of the Lender by breaking the whole into parts;

(2)	The credit status of the borrower declines or the profitability of the main business is not strong;

(3)	Abnormal use of borrowing funds;
(4)	The Borrower fails to timely provide the records and materials on the use of the loan funds as required by the Lender.
(5)	The borrower pays the loan funds in violation of this article.

Article 8 Repayment

1.	The Borrower designates the following account as the capital withdrawal account, and the Borrower's capital withdrawal shall enter this account. The Borrower shall timely provide the information on the funds in and out of the account. The Lender shall have the right to require the Borrower to explain the inflow and outflow of large amount and abnormal capital in the capital withdrawal account and supervise the account.

Account Name: Zhongjing Pop (Guangzhou) Culture Media Co., Ltd.

Account Number: [*]

2.	Unless otherwise agreed by both parties, the Borrower shall repay the loan under the Contract according to the following repayment plan (3):

(1)	On the expiration date of the loan term, all the loans under the Contract shall be repaid.

(2)	Repay the loan under the Contract according to the following repayment plan:
Repayment Time	Repayment Amount
/	/

(3)	Other repayment plans: 10% of the principal of the loan shall be repaid every six months from the 13th month after the withdrawal date of the loan;The loan repayment release amount can continue to be recycled and all the loans will be settled at maturity.

If the Borrower needs to change the above repayment plan, it shall reject the written application to the Lender 30 banking days before the maturity of the corresponding loan, and the change of repayment plan shall be confirmed by both parties in writing.

3.	Unless otherwise agreed by both parties, the Lender has the right to decide the order of repayment of principal or interest in the case that the Borrower defaults on the loan principal and interest at the same time;Under the circumstance of installment repayment, if there are multiple due loans and overdue loans under the Contract, the Lender has the right to decide the repayment sequence of a certain repayment of the Borrower;Where there are multiple matured loan contracts between the Borrower and the Lender, the Lender shall have the right to decide the contract sequence to be performed by the Borrower for each repayment.
4.	Unless otherwise agreed by both parties, the Borrower may prepay, but shall notify the Lender in writing 30 banking days in advance. The amount of prepayment is first used to repay the final maturity of the loan, in reverse order.
5.	The Borrower shall repay the loan in accordance with Option (1) below.

(1) The Borrower shall deposit sufficient funds into the following repayment account for repayment no later than 3 banking days before the maturity of each principal and interest, and the Lender shall have the right to deduct the funds from the account on the maturity date of each principal and interest.

Repayment account name: Zhongjing Pop (Guangzhou) Culture Media Co., Ltd.

Account Number: [*].

(2) Other repayment methods agreed by both parties: /.

Article 9 Guarantee

1.	The guarantee methods for the debts under the Contract are as follows:

(1) The Contract belongs to the main contract under the Maximum Amount Guarantee Contract (No GBZ476780120200596) signed between the guarantor Huang Zhuoqin and the Lender, which provides the maximum amount guarantee.

(2) The Contract belongs to the main contract under the Maximum Amount Guarantee Contract (No GBZ476780120200597) signed by Xiamen Pop Culture Co., Ltd. and the Lender, which provides the maximum guarantee.

2.	If the Borrower or the Guarantor has an event that the Lender thinks may affect its ability to perform the contract, or the guarantee contract becomes invalid, is cancelled or rescinded, or the financial condition of the Borrower or the Guarantor deteriorates, or they are involved in a major lawsuit or arbitration case, or their accounts are sealed up, or their ability to perform the contract may be affected due to other reasons. Or the guarantor breaches the contract under the guarantee contract or other contract with the lender,Or the collateral is devalued, damaged, lost or sealed up, so that the guarantee value is weakened or lost, the Lender has the right to require and the Borrower has the obligation to provide new guarantee and replace the guarantor to guarantee the debts under the Contract.

Article 10 Declaration and Commitment

1.	The Borrower declares as follows:

(1) The Borrower is legally registered and legally exists, and has the full capacity of civil rights and capacity of conduct required for signing and performing the Contract;

(2) The execution and performance of this Contract is based on the true intention of the Borrower, and has obtained legal and effective authorization in accordance with the requirements of its articles of association or other internal management documents, and will not violate any agreements, contracts and other legal documents binding on the Borrower;The Borrower has obtained or will obtain all relevant approvals, permits, filing or registration required for signing and performing the Contract;

(3) All documents, financial statements, vouchers and other information provided by the Borrower to the Lender under the Contract are true, complete, accurate and effective;

(4) The transaction background of the Borrower's application to the Lender for the business is true and legal, does not involve such illegal purposes as money laundering, terrorist financing, financing for the proliferation of weapons of mass destruction, tax evasion and fraud, and does not violate the sanctions imposed by the United Nations, China and other national and international organizations;

(5) The Borrower does not conceal from the Lender any event that may affect the financial status and performance capability of the Borrower and the Guarantor;

(6) Borrowers and loan projects meet the national environmental protection standards, and enterprises and projects with prominent energy consumption and pollution problems and weak rectification announced and identified by relevant departments of the State do not have energy consumption and pollution risks;

(7) Other matters stated by the Borrower: /.

2.	The Borrower promises as follows:

(1) According to the requirements of the Lender, regularly or timely submit its financial statements (including but not limited to annual reports, quarterly reports and monthly statements) and other relevant information to the Lender;The Borrower shall ensure that it continuously meets the following financial index requirements: the asset-liability ratio of the Borrower shall not be higher than 70%.

(2) If the Borrower has entered into or will enter into a counter-guarantee agreement or similar agreement with the Guarantor of the Contract on its guarantee obligations, such agreement will not impair any rights of the Lender under the Contract.

(3) Accept the lender's credit inspection and supervision, and provide adequate assistance and cooperation;If the Borrower pays independently, the Borrower shall regularly summarize and report the payment and use of loan funds according to the requirements of the Lender, and the specific summary and report time is: every month.

(4) In case of merger, division, capital reduction, equity transfer, external investment, substantial increase in debt financing, transfer of major assets and creditor's rights and other matters that may have no adverse impact on the debt paying ability of the Borrower, prior written consent of the Lender shall be obtained.

In case of the following circumstances, the Borrower shall notify the Lender in time:

A.	Changes in the articles of association, business scope, registered capital and legal representative of the borrower or guarantor;
B.	Any form of joint operation, joint venture, cooperation with foreign investors, contractual operation, reorganization, restructuring, planned listing and other changes in the mode of operation;
C.	Involved in major litigation or arbitration cases, or property or collateral is seized, seized or conserved, or new security is placed on the collateral;
D.	Suspension of business, dissolution, liquidation, suspension for rectification, revocation, revocation of business license, (application for bankruptcy, etc.);
E.	Shareholders, directors and current senior managers are suspected of major cases or economic disputes;
F.	The Borrower has any event of default under other contracts;
G.	There are difficulties in operation and deterioration of financial conditions.

(5) The repayment of the Borrower's debts to the Lender shall be prior to the borrowing of the Borrower's shareholders, and no less than the similar debts of other creditors;In addition, the Borrower shall not repay the Borrower's shareholder's loan from the effective date of the Contract to the date when the principal and interest of the loan and relevant expenses under the Contract are paid off.

(6) The Borrower shall not distribute dividends or bonuses to shareholders in any form from the effective date of the Contract to the settlement of loan principal and interest and relevant expenses under the Contract.

(7) The borrower does not dispose of its own assets by reducing its solvency. And undertake that the total amount of its external guaranty shall not exceed 100% of its own net assets, and the total amount of external guaranty and the amount of single guaranty shall not exceed the limits prescribed in its articles of association.

(8) The Borrower shall not transfer the loan funds under the Contract to the account of the same name and the account of the associated party except for the purpose agreed in the Contract or with the consent of the Lender.

For the transfer of the borrower's account with the same name or the related party, the borrower shall provide corresponding supporting materials.

(9) With respect to the loan under the Contract, the loan conditions provided by the Borrower to the Lender, such as guarantee conditions, loan interest rate pricing and debt repayment sequence, shall not be lower than those provided to any other financial institution now or in the future.

(10) The Lender has the voucher to withdraw the loan in advance according to the return of the borrower's funds.

(11) Cooperate with lenders to conduct due diligence payroll, cooperate in providing and updating customer and beneficial owner information, and provide background information on transactions.

(12) Other matters promised by the Borrower: /.

Article 11 Disclosure of Related Party Transactions within the Borrower's Group

Both parties agree that the following clause 1 shall apply:

1.	The borrower does not belong to the group customers determined by the lender in accordance with the Guidelines for Risk Management of Credit Business of Group Customers of Commercial Banks (hereinafter referred to as "Guidelines").

2.	The borrower belongs to Commercial Bank Group Customers according to the Guidelines for Risk Management of Credit Business of Commercial Bank Group Customers (hereinafter referred to as "Guidelines") as decided by the lender. The borrower shall timely report to the lender the related party transactions with a net asset value of more than 10%, including the related party relationship of the transaction parties, transaction items and transaction nature, transaction amount or corresponding proportion, pricing policy (including transactions with no amount or only nominal amount).

Under any of the following circumstances, the Lender shall have the right to unilaterally decide to stop the payment of the unutilized loan of the Borrower and recover part or all of the principal and interest of the loan in advance: to illegally obtain bank funds or credit by discounting or pledging creditor's rights such as notes receivable and accounts receivable without actual trade background in the bank by making use of false contracts with affiliated parties;The lender considers that it may affect the safety of the loan;Through related party transactions,Intentionally evading the creditor's rights of the bank;Other circumstances stipulated in Article 18 of the Guidelines.

Article 12 Events of Default and Handling

One of the following matters shall constitute or be deemed as the default event of the Borrower under the Contract:

1.	The Borrower fails to perform the payment and liquidation obligations to the Lender in accordance with the Contract;
2.	The Borrower fails to use the loan funds in the manner agreed in the Contract or fails to use the obtained funds for the purpose agreed in the Contract;Or the borrower uses the loan funds to transfer loans or purchase other financial products for arbitrage;
3.	The statement made by the Borrower in the Contract is not true, or the Borrower violates the commitments made in the Contract;
4.	In case of any of the circumstances specified in Clause 2 (4) of Article 10 hereof, the Lender considers that the financial status and performance capability of the Borrower or the Guarantor may be affected, and the Borrower fails to provide new guarantee and replace the Guarantor in accordance with the provisions hereof;
5.	The credit status of the Borrower decreases, or the financial indicators of the Borrower, such as profitability, solvency, operation ability and cash flow, deteriorate, and break through the constraints of indicators agreed in the Contract or other financial agreements;
6.	The Borrower has any event of default under other contracts with the Lender or other institutions of Bank of China Limited;An event of default occurs under the credit contract between the Borrower and other financial institutions;
7.	The Guarantor breaches the terms of the Guarantee Contract, or breaches other contracts with the Lender or other institutions of Bank of China Limited;
8.	The Borrower terminates its business or dissolves, cancels or goes bankrupt;
9.	The Borrower is involved in or may be involved in major economic disputes, litigation and arbitration, or its assets are sealed up, seized or enforced, or judicial authorities or tax, industrial and commercial and other administrative authorities file a case for investigation or take punishment measures according to law, which has affected or may affect the performance of its obligations under the Contract;
10.	The Borrower's main investors and key management personnel have changed or disappeared abnormally, or have been investigated or restricted by judicial organs according to law, which has or may affect the performance of their obligations under the Contract;
11.	When the Lender reviews the financial status and performance capability of the Borrower every year (i.e. Every year since the effective date of the Contract), it finds that there are circumstances that may affect the financial status and performance capability of the Borrower or the Guarantor;
12.	Large amount and abnormal capital inflow and outflow occur in the designated capital withdrawal account and the Borrower fails to provide explanatory materials recognized by the Lender;
13.	The Borrower refuses to cooperate with the Lender to carry out due diligence, or the Lender finds that the Borrower's transaction is in violation of laws and regulations, or the Lender has reasonable grounds to suspect that the Borrower or its related transaction/counterparty is suspected of money laundering, terrorism or terrorist financing, or that the borrower's transaction involves violation of relevant sanctions;
14.	The Borrower violates other agreements on the rights and obligations of the parties in the Contract.

In case of the events of default specified in the preceding paragraph, the Lender shall have the right to take the following measures respectively or simultaneously according to the specific circumstances:

1.	Require the borrower and guarantor to correct their breach of contract within a time limit;
2.	Reduce, suspend, cancel or terminate the credit line to the Borrower in whole or in part;
3.	Suspend or terminate, in whole or in part, the acceptance of the Borrower's withdrawal and other business applications under this Contract and other contracts between the Borrower and the Lender;Suspend or cancel, terminate the issuance, payment and processing of loans and trade financing that have not yet been issued or processed in full or in part;
4.	Declare that all or part of the loan/trade financing principal and interest and other payables under the Contract and other contracts between the Borrower and the Lender are immediately due;
5.	Terminate or cancel the Contract, and terminate or cancel other contracts between the Borrower and the Lender in whole or in part;
6.	Require the Borrower to compensate the Lender for the losses caused by the Borrower's breach of contract, including but not limited to the legal costs, attorney fees, notary fees, execution fees and other related expenses caused by the realization of creditor's rights;
7.	Deduct and transfer the funds in the accounts opened by the Borrower in the Lender and other institutions of the Bank of China Limited to pay off all or part of the Borrower's debts to the Lender under the Contract. Undue amounts in the account are considered to be due in advance. If the account currency is different from the pricing currency of the Lender's business, it shall be converted according to the Lender's applicable exchange rate of foreign exchange at the time of deduction;
8.	Exercise the real right for security;
9.	Require the guarantor to undertake the guaranty liability;
10.	Other measures deemed necessary and possible by the Lender.

Article 13 Reservation of Right

If one party fails to exercise part or all of the rights hereunder, or fails to require the other party to perform or undertake part or all of the obligations and responsibilities, it shall not constitute a waiver of such rights or a waiver of such obligations and responsibilities.

Any tolerance, extension or delay on the part of one party to the other party in exercising the rights under the Contract shall not affect any rights it enjoys under the Contract, laws and regulations, and shall not be deemed as a waiver of such rights.

Article 14 Alteration, Amendment and Termination

This Contract may be changed or modified in writing upon the consensus of both parties through consultation, and any change or modification shall constitute an integral part of this Contract.

Unless otherwise stipulated by laws and regulations or otherwise agreed by the parties, the Contract shall not be terminated before all the rights and obligations hereunder are fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by the parties, the invalidity of any provision of the Contract shall not affect the legal effect of other provisions.

Article 15 Application of Law and Settlement of Dispute

The Contract shall be governed by the laws of the People's Republic of China.

After the Contract comes into force, all disputes arising from the conclusion and performance of the Contract or in connection with the Contract may be settled by both parties through negotiation. If no settlement is reached through consultation, either party may settle the matter by the first option as follows:

1.	Arbitration. The case shall then be submitted to the Arbitration Commission of Guangzhou, China, and the arbitration shall be conducted in Guangzhou City (the place of arbitration) in accordance with the arbitration rules in effect at the time of submission of the application for arbitration. The arbitration award shall be final and binding on the parties.

2.	Litigation. The parties may negotiate and choose the Chinese court to settle the dispute through litigation.

During the dispute settlement period, if the dispute does not affect the performance of other provisions of the Contract, such other provisions shall continue to be performed.

Article 16 Annex

The following appendixes and other appendixes jointly confirmed by both parties shall constitute an integral part of the Contract and have the same legal effect as the Contract.

1.	Withdrawal application;

2.	Loan receipt.

Article 17 Other Agreement

1.	Without the written consent of the Lender, the Borrower shall not transfer any rights and obligations hereunder to any third party.
2.	If the Lender needs to entrust other institutions of Bank of China Limited to perform the rights and obligations under the Contract due to business needs, or transfer the loan business under the Contract to other institutions of Bank of China Limited for undertaking and management, the Borrower acknowledges this.Other institutions of Bank of China Limited authorized by the Lender or other institutions of Bank of China Limited undertaking the loan business hereunder shall have the right to exercise all rights hereunder, and have the right to file a lawsuit to the court, submit to arbitration organization for ruling or apply for enforcement in the name of such institutions for disputes hereunder.
3.	Without prejudice to other agreements in the Contract, the Contract shall be legally binding on both parties and their respective successors and assignees.
4.	Unless otherwise agreed, both parties shall designate the domicile specified in the Contract as the address for communication and contact, and the effective address for service confirmed by both parties. The applicable scope of service address includes the service of all kinds of notices, contracts and other documents during the performance of the contract between the two parties, and relevant documents and legal documents when disputes arise under the contract, as well as the first instance, second instance, retrial and execution procedures after the disputes enter into arbitration and civil litigation procedures.

If the above address is changed, the changing party will inform the other party of the changed address in writing 30 working days in advance. In arbitration and civil proceedings, when any party changes its address, it shall perform the obligation of notifying the change of address to the arbitration institution and the court. If one party fails to perform the notification obligation in the aforesaid manner, the address for service confirmed in the Contract shall still be deemed as the effective address for service.

If the legal document is not actually accepted by one party due to the inaccurate service address provided or confirmed by one party, the failure to inform the other party and the court in time according to the procedure after the change of service address, and the designated recipient refuses to sign for receipt, etc the date of return of the document shall be regarded as the date of service;In the case of direct service, the date on which the server records the circumstances on the receipt of service on the spot shall be regarded as the date of service.

5.	The transactions under the Contract are based on their respective independent interests. If, according to the relevant laws, regulations and regulatory requirements, other parties to the transaction constitute related parties or related persons of the lender, none of the parties shall seek to affect the fairness of the transaction by taking advantage of such related relationship.

6.	The titles and business names in the Contract are used for convenience only, and shall not be used to explain the contents of the terms and the rights and obligations of the parties.
7.	The Lender shall have the right to provide the information related to the Contract and other relevant information of the Borrower to the basic database of financial credit information and other credit information databases established according to law in accordance with relevant laws, regulations and regulatory provisions, so as to provide for legal inquiry and use by institutions or individuals with appropriate qualifications. The Lender also has the right to inquire the relevant information of the Borrower through the basic database of financial credit information and other credit information databases established according to law for the purpose of conclusion and performance of the Contract.
8.	If the withdrawal date and repayment date fall on statutory holidays, they shall be postponed to the first working day after the holidays.
9.	In the event that the Lender fails to perform the Agreement or fails to perform in accordance with the Agreement due to changes in laws and regulations, regulatory requirements or requirements of regulatory authorities, the Lender shall have the right to terminate or perform this Agreement and the individual agreements hereunder in accordance with changes in laws and regulations, regulatory requirements or requirements of regulatory authorities. If the agreement is terminated or modified due to such reasons, and the Lender fails to perform or fails to perform in accordance with the agreement, the Lender shall be exempted from liability.
10.	The Borrower can consult and complain about the business and charges under the Contract and the Contract through the Lender's telephone number listed in the Contract.
11.	The Borrower shall deposit not less than 10% of the principal and interest of the loan into the repayment account for repayment no later than 15 banking days before the maturity of each principal and interest.

Article 18 Effectiveness of the Contract

The Contract shall come into force on the date when the legal representatives (responsible persons) or their authorized signatories of both parties sign and affix their official seals.

The Contract shall be made in duplicate, one for each party with the same legal effect.

Borrower: Zhongjing Pop (Guangzhou) Culture Media Co., Ltd.	Lender: Bank of China Co., Ltd. Guangzhou Panyu Sub-branch
Authorized Signatory: /s/ Zhuoqin Huang	Authorized Signatory: /s/ Ye Mou
November 23, 2020	November 23, 2020